THIRD AMENDMENT TO CREDIT AGREEMENT


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Third Amendment"), dated as of December 27, 1996, is entered into among FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Company"), the banks listed on the signature page hereof (the "Lenders"), and NATIONSBANK OF TEXAS, N.A. in its capacity as administrative agent for the Lenders (the "Administrative Lender").

         A. Company, certain of the Lenders and Administrative Lender are parties to that certain Credit Agreement, dated as of December 27, 1995, as amended by that certain First Amendment to Credit Agreement, dated as of February 23, 1996, and that certain Second Amendment to Credit Agreement, dated as of June 24, 1996 (said Credit Agreement, as amended, the "Credit Agreement"; the terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement).

         B. Company, Lenders and Administrative Lender desire to amend the Credit Agreement to (i) decrease the Commitment, (ii) extend the Conversion Date and the Maturity Date, (iii) add Union Bank of Switzerland (New York Branch) as a Lender thereto, (iv) delete Texas Commerce Bank National Association as a Lender thereto ("TCB"), and (v) make certain other amendments thereto.

         NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       AMENDMENTS TO CREDIT AGREEMENT.

         (a) The dollar amount of "$250,000,000" set forth in (i) the BACKGROUND section, (ii) the definition of "Commitment" in Section 1.1 and (iii) Section 2.3(a) of the Credit Agreement is hereby amended to be "$200,000,000".

         (b) The defined term "Absolute Bid Rate" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`Absolute Bid Rate' means an absolute fixed rate of interest per annum."

         (c) The  defined  term  "Absolute  Bid Rate  Loan" is  hereby  added to
Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`Absolute Bid Rate Loan' means a Bid Rate Loan which bears interest at an Absolute Rate."

         (d) The definition of "Applicable Margin" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Applicable   Margin'   means   the   following   per   annum
         percentages, applicable in the following situations:

                            Applicability                                   Base Rate           LIBOR
                            -------------                                   ---------           -----
Category 1 - There is no Index Debt Rating or the Index Debt Rating           0.25              1.50
----------
is the following:  below BBB- by S&P or below Baa3 by Moody's

Category 2 - The Index Debt Rating is the following:  BBB- by S&P or          0.00              1.00
----------
Baa3 by Moody's

Category 3 - The Index Debt Rating is the following:  BBB by S&P or           0.00              0.95
----------
Baa2 by Moody's

Category 4 - The Index Debt Rating is the following:  BBB+ by S&P or          0.00              0.90
----------
Baa1 by Moody's

Category 5 - The Index Debt Rating is the following:  A- or better by         0.00              0.80
----------
S&P or A3 or better by Moody's

         The Applicable Margin payable by Company on the Advances outstanding hereunder shall be adjusted on each Adjustment Date according to the most recent determination of the Index Debt Rating; provided, that if
         (i) there exists a Default or (ii) Company does not have an Index Debt Rating, the Applicable Margin shall be (A) 0.25% per annum with respect to Base Rate Advances and (B) 1.50% per annum with respect to LIBOR Advances. For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Applicable Margin shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category. If the rating system of Moody's or S&P shall change prior to the Maturity Date, Company and Lenders shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system."

         (e) The defined term "Bid Rate Loan" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`Bid Rate Loan' means an Advance the interest rate on which is determined by agreement between Company and Lender making such Advance pursuant to Section 2.1(c)."

         (f) The defined term "Bid Rate Note" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`Bid Rate Note' means each promissory note of Company evidencing Bid Rate

         Loans, in substantially the form of Exhibit J hereto, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time."

         (g) The definition of "Conversion Date" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Conversion Date' means December 27, 1998, or such later date as established pursuant to Section 2.15 hereof."

         (h) The definition of "Facility" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Facility' means the Revolving Loan, the Term Loan and the Bid Rate Loans evidenced by this Agreement and the other Loan Papers."

         (i) The defined term "LIBOR Bid Rate" is hereby added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`LIBOR Bid Rate' means a rate per annum equal to the LIBOR Rate Basis for the term in question plus a margin specified by a Lender."

         (j) The defined  term "LIBOR Bid Rate Loan " is hereby added to Section
1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`LIBOR Bid Rate Loan' means a Bid Rate Loan which bears interest at the LIBOR Bid Rate."

         (k) The definition of "Majority Lenders" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Majority Lenders' means any combination of Lenders having at least 66.67% of the Advances under the Revolving Loan and under the Term Loan; provided, however, that if no Advances under the Revolving Loan and under the Term Loan are outstanding under this Agreement, such term means any combination of Lenders having a Specified Percentage equal to at least 66.67% of the Commitment."

         (l) The definition of "Maturity Date" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "`Maturity Date' means December 27, 2000, or such later date as established pursuant to Section 2.15 hereof, or such earlier date all of the Obligations become due and payable (whether by acceleration, prepayment in full, scheduled reduction or otherwise)."

         (m) The definitions "Note" and "Notes" set forth in Section 1.1 of the Credit Agreement are hereby deleted in their entirety and the following is substituted in lieu thereof:

                  "`Note' means each and "Notes" means all (a) Revolving Loan Notes, (b) Term Loan Notes, and (c) Bid Rate Loan Notes."

         (n) The defined term "Revolving Loan Note" is hereby incorporated into this Third Amendment and added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`Revolving Loan Note' means each promissory note of Company evidencing the Advances and obligations owing hereunder to each Lender under the Revolving Loan, in substantially the form of Exhibit A hereto, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time."

         (o) The defined term "Term Loan Note" is hereby incorporated into this Third Amendment and added to Section 1.1 of the Credit Agreement in proper alphabetical order to read as follows:

                  "`Term Loan Note' means each promissory note of Company evidencing the Advances and obligations owing hereunder to each Lender under the Term Loan, in substantially the form of Exhibit B hereto, as each such note may be amended, extended, restated, renewed, substituted or replaced from time to time."

         (p) The definition of "Total Unencumbered  Assets" set forth in Section
1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Total Unencumbered Assets' means, at any time, the aggregate amount of Total Assets of Company and its Consolidated Subsidiaries determined in accordance with GAAP on a consolidated basis which are not subject to a Lien, other than Permitted Liens of the type described in clauses (a) through (f) of the definition thereof."

         (q) The  definition  of  "Total  Unsecured  Indebtedness"  set forth in
Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Total Unsecured Indebtedness' means, at any time, the aggregate amount of Indebtedness of Company and its Consolidated Subsidiaries that is not secured by a Lien, other than Permitted Liens of the type described in clauses (a) through (f) of the definition thereof."

         (r) The definition of "Type" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "`Type' refers to the distribution between Advances bearing interest at the Base Rate, LIBOR Rate, Absolute Bid Rate or LIBOR Bid Rate."

         (s) The definition of "Unused Commitment" set forth in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

                  "`Unused Commitment' means, on any date, with respect to each Lender, an amount equal to the product of such Lender's Specified Percentage multiplied by the Commitment in effect on such date, minus an amount equal to the sum of (a) all outstanding Advances made by such Lender under the Revolving Loan which are outstanding on such date and
         (b) all Bid Rate Loans made by such Lender which are outstanding on such date."

         (t) Section 2.1(a) of the Credit Agreement is hereby amended by adding the following sentence to the end thereof to read as follows:

                  "Notwithstanding anything in this Section 2.1(a) or Section 2.1(c) to the contrary, at no time shall the sum of (i) the aggregate principal amount of Advances outstanding under the Revolving Loan and
         (ii) the aggregate principal amount of Bid Rate Loans outstanding exceed the Commitment."

         (u) Section  2.1 of the Credit  Agreement  is hereby  amended by adding
Section 2.1(c) thereto to read as follows:

                  "(c) Bid Rate Loans.  Each Lender may, in its sole  discretion and on the terms and conditions set forth in this Agreement, make Bid Rate Loans to Company from time to time until the Conversion Date in an aggregate amount not in excess of the difference between the Commitment minus the aggregate outstanding principal amount of all Advances under the Revolving Loan; provided, however, at no time shall the sum of (i) the aggregate outstanding principal amount of all Bid Rate Loans made by all Banks plus (ii) the aggregate principal amount of all outstanding Advances under the Revolving Loan exceed the Commitment. Each Bid Rate Loan shall be for a term of not less than 7 days and not more than six months. Bid Rate Loans may not be prepaid without the prior written consent of the Lender making such Bid Rate Loan. Each Borrowing of Bid Rate Loans shall be an aggregate principal amount which is at least $10,000,000 and which is an integral multiple of $1,000,000 in excess thereof, and each Bid Rate Loan by a Lender shall be in a principal amount which is at least $1,000,000 and which is an integral multiple of $1,000,000 in excess thereof. Notwithstanding anything herein to the contrary, the aggregate principal amount of Bid Rate Loans outstanding at any time may not exceed $100,000,000. No Lender shall have any obligation to make Bid Rate Loans, and Company shall have no obligation to accept any offers for Bid Rate Loans."

         (v) Section 2.2 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "2.2.    Making Advances.

                  (a) Each Borrowing of Advances under the Revolving Loan and the Term Loan shall be made upon the written notice of Company, received by Administrative Lender not later than (i) 12:00 noon three Business Days prior to the proposed date of the Borrowing, in the case of LIBOR Advances and (ii) not later than 10:00 a.m. on the date of such Borrowing, in the case of Base Rate Advances. Each such notice of a Borrowing (a "Borrowing Notice") shall be by telecopy, promptly confirmed by letter, in substantially the form of Exhibit F hereto specifying therein:

                           (i) the date of such proposed Borrowing,  which shall
                  be a Business Day;

                           (ii) the amount of such proposed Borrowing which, (A)
                  with respect to Advances under the Revolving Loan, shall not exceed the Commitment less the sum of Advances under the Revolving Loan plus Bid Rate Loans then outstanding, (B) with respect to Advances under the Term Loan, shall not, when aggregated together with all other outstanding Advances under the Term Loan, exceed the Reduced Term Loan Amount and (C) shall, for the Revolving Loan and Term Loan in the case of a Borrowing of LIBOR Advances, be in an amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof and, in the case of a Borrowing of Base Rate Advances, be in an amount of not less than $1,000,000 or an integral multiple of $500,000 in excess thereof;

                           (iii) the Type of Advances of which the  Borrowing is
                  to be comprised; and

                           (iv) if the  Borrowing  is to be  comprised  of LIBOR
                  Advances,   the  duration  of  the  initial   Interest  Period
                  applicable to such Advances.

                  If the Borrowing Notice fails to specify the duration of the initial Interest Period for any Borrowing comprised of LIBOR Advances, such Interest Period shall be one month. Administrative Lender shall give prompt notice (which may be by telecopy or telephonic, to be confirmed by telecopy) of its receipt of a Borrowing Notice to each Lender. Each Lender shall, before 2:00 p.m. on the date of each Advance hereunder under the Revolving Loan (other than a Refinancing Advance), make available to

                              Administrative Lender
                                NationsBank Plaza
                                 901 Main Street
                                   13th Floor
                               Dallas, Texas 75202
                               Attn. Theresa Belk
         such Lender's Specified Percentage of the aggregate Advances under the Revolving Loan to be made on that day in immediately available funds.

                  (b) Unless any applicable condition specified in Article III hereof has not been satisfied, Administrative Lender will make the funds on Advances under the Revolving Loan promptly available to Company (other than with respect to a Refinancing Advance) by wiring
         Norwest Bank  Minneapolis,  N.A.,  ABA  #091000019,  Beneficiary  Bank:
         Norwest Bank  Arizona,  Beneficiary  Account:  8711701002,  Beneficiary
         Name: FFCA, or such other account as shall have been specified by Company.

                  (c) After giving effect to any Borrowing, (i) there shall not be more than ten different Interest Periods in effect and (ii) the aggregate principal of outstanding Advances, shall, (A) prior to the Conversion Date, not exceed the Commitment, and (B) after the Conversion Date, not exceed the Reduced Term Loan Amount.

                  (d) No Interest Period for a Borrowing under the Facility shall extend beyond the Maturity Date.

                  (e) Unless a Lender shall have notified Administrative Lender prior to the date of any Advance under the Revolving Loan or the Term Loan that it will not make available its Specified Percentage of any such Advance, Administrative Lender may assume that such Lender has made the appropriate amount available in accordance with Section 2.2(a), and Administrative Lender may, in reliance upon such assumption, make available to Company a corresponding amount. If and to the extent any Lender shall not have made such amount available to Administrative Lender, such Lender and Company severally agree to repay to Administrative Lender immediately on demand such corresponding amount together with interest thereon, from the date such amount is made available to Company until the date such amount is repaid to Administrative Lender, at (i) in the case of Company, the Base Rate, and (ii) in the case of such Lender, the Federal Funds Rate. The obligation of Company under this Section 2.2(e) shall not affect or impair any right of Company against any Lender for such Lender's breach of its obligation to fund Advances under the Revolving Loan or the Term Loan.

                  (f) The failure by any Lender to make available its Specified Percentage of any Advance under the Revolving Loan or the Term Loan shall not relieve any other Lender of its obligation, if any, to make available its Specified Percentage of any such Advance. In no event, however, shall any such Lender be responsible for the failure of any other Lender to make available any portion of any Advance. No Lender shall be relieved of its obligation to fund its Specified Percentage of any Advance under the Revolving Loan notwithstanding the fact that at any time the aggregate outstanding principal amount of all Bid Rate Loans and Advances under the Revolving Loan made by such Lender exceeds its Specified Percentage of the Commitment.

                  (g) Company shall indemnify each Lender against any Consequential Loss incurred by each Lender as a result of (i) any failure to fulfill, on or before the date specified in the Borrowing Notice for an Advance under the Revolving Loan or the Term Loan, the conditions to such Advance set forth herein or (ii) Company's requesting that an Advance under the Revolving Loan or the Term Loan not be made on the date specified in the Borrowing Notice.

                  (h) With respect to each Borrowing consisting of Bid Rate Loans, Company shall give Administrative Lender and each Lender prior to 10:00 a.m., (i) in the case of LIBOR Bid Rate Loans, at least four Business Days prior to the proposed Borrowing and (ii) in the case of
         Absolute  Bid Rate  Loans,  at least  two  Business  Days  prior to the proposed Borrowing, irrevocable written notice of its intention to borrow Bid Rate Loans. Such notice of borrowing shall specify (i) the requested funding date, which shall be a Business Day, (ii) the aggregate amount of the proposed Borrowing of Bid Rate Loans (which shall be at least $10,000,000 and which is an integral multiple of $1,000,000 in excess thereof), (iii) the term of the Bid Rate Loans selected by Company, provided that such term shall not extend past the Conversion Date, (iv) whether the Bid Rate Loans requested are Absolute Bid Rate Loans or LIBOR Bid Rate Loans, and (v) any other terms applicable thereto. Company shall pay a $1,000 non-refundable, administrative fee for the account of Administrative Lender for each notice of proposed Borrowing consisting of Bid Rate Loans. Such fee shall be paid to Administrative Lender on the date of delivery of Company's notice of intention to borrow Bid Rate Loans, and shall not be refunded notwithstanding that the proposed Borrowing is canceled by Borrower or no Lender offers to make a Bid Rate Loan.

                           (i) Each Lender shall, if, in its sole discretion, it
                  elects to do so, irrevocably offer to make one or more Bid Rate Loans to Company as part of such proposed Borrowing at a rate or rates of interest specified by such Lender in its sole discretion, by delivering a written quote to Administrative Lender before 10:00 a.m., (A) three Business Days prior to the proposed date of Borrowing, in the case of a request for LIBOR Bid Rate Loans, and (B) one Business Day prior to the proposed date of Borrowing, in the case of a request for Absolute Bid Rate Loans, setting forth (A) the minimum amount (which shall be $1,000,000 or an integral multiple in excess thereof) and maximum amount of each Bid Rate Loan which such Lender would be willing to make as part of the proposed Borrowing (which amounts may exceed such Lender's Specified Percentage of the Commitment) and (B) the rate or rates of interest therefor. If any Lender shall fail to respond to Administrative Lender by such time, such Lender shall be deemed to have elected not to make an offer.

                           (ii) Not later  than 11:00  a.m.  (A) three  Business
                  Days prior to the proposed date of Borrowing in the case of LIBOR Bid Rate Loans and (B) on the date of the proposed Borrowing in the case of Absolute Bid Rate Loans, Company shall, in turn, either

                                    (A) cancel such proposed Borrowing by giving
                           Administrative Lender notice to that effect, or

                                    (B) accept one or more of the offers made by
                           any Lender or Lenders pursuant to clause (i) above, in its sole discretion, by giving notice to Administrative Lender of the amount of each Bid Rate Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, for which notification was given to Company by any Lender for such Bid Rate Loan pursuant to clause (i) above) to be made by each Lender as part of such Borrowing, and reject any remaining offers made by Lenders pursuant to clause (i) above by giving Administrative Lender notice to that effect; provided, however, that acceptance by Company of offers may only be made on the basis of ascending LIBOR Bid Rates and Absolute Bid Rates within each term with respect to Lenders whose outstanding Advances do not exceed or would not exceed as a result of such Bid Rate Loans its Specified Percentage of the Commitment; and, provided, further, that if offers are made by two or more such Lenders with the same LIBOR Bid Rates or Absolute Bid Rates for a greater aggregate principal amount than the amount for which such offers are accepted for the related term, the principal amount of Bid Rate Loans accepted shall be allocated by Company among such Lenders as nearly as possible (in multiples not less than $1,000,000) in proportion to the aggregate principal amount of such offers.

                           (iii) Administrative Lender shall promptly notify each bidding Lender whether or not its Bid Rate Loan has been accepted (which notice to those Lenders whose Bid Rate Loans have been accepted will be given within one hour from the time such bid was accepted by Company). After completing the notifications referred to in the immediately preceding sentence, Administrative Lender shall notify each bidding Lender (A) the aggregate amount of Bid Rate Loans made in connection with such proposed Borrowing, (B) each date on which any Bid Rate Loan shall mature, (C) the principal amount of Bid Rate Loans which shall mature on each such date, (D) the interest rate for each such Bid Rate Loan, (E) the highest and lowest bid submitted by Lenders in connection with each Bid Rate Loan request and (F) Lender making each such Bid Rate Loan.

                           (iv) If Administrative Lender shall at any time elect
                  to submit a bid for a Bid Rate Loan in its capacity as a Lender, it shall submit such bid directly to Company one-half hour earlier than the latest time at which other Lenders are required to submit their bid to Administrative Lender pursuant to Section 2(h)(i) hereof.

                           (v) If Company accepts one or more offers made by any
                  Lender or Lenders pursuant to clause (ii)(B) above, each such Lender shall, unless any applicable condition specified in
                  Article III hereof has not been satisfied, make the funds under the Bid Rate Loans promptly available to Company by wiring Norwest Bank Minneapolis, N.A., ABA # 091000019, Beneficiary Bank: Norwest Bank Arizona, Beneficiary Account:
                  8711701002, Beneficiary Name: FFCA, or such other account as shall have been specified by Company."

         (w) Section 2.3(a) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "(a) The  obligations  of Company with respect to all Advances
         (i) under the Revolving Loan made by each Lender shall be evidenced by a Revolving Loan Note in the amount of such Lender's Specified Percentage of $200,000,000 (as the same may be modified pursuant to Section 9.4 hereof), (ii) under the Term Loan made by each Lender shall be evidenced by a Term Loan Note in the amount of the sum of such Lender's Specified Percentage of Initial Term Loan Amount (as the same may be modified pursuant to Section 9.4 hereof), and (iii) in respect of Bid Rate Loans made by each Lender shall be evidenced by a Bid Rate
         Note in the principal amount not to exceed $100,000,000."

         (x) Section 2.4(c) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "(c) Commitment Reductions, Generally. To the extent that the sum of the aggregate outstanding (i) Advances under the Revolving Loan plus (ii) Bid Rate Loans exceed the Commitment after any reduction thereof, Company shall simultaneously repay on the date of such reduction, any such excess amount and all accrued interest thereon, together with any amounts constituting any Consequential Loss. Once reduced or terminated pursuant to this Section 2.4, the Commitment may not be increased or reinstated."

         (y) Section 2.6(c) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "(c) Bid Rate Loans. Company shall repay Bid Rate Loans at such time as agreed upon between Company and each Lender making Bid Rate Loans pursuant to Section 2.2(h)."

         (z) Section 2.6 of the Credit Agreement is hereby amended by adding a new clause (d) thereto to read as follows:

                  "(d) Other Obligations. Except if an earlier date is otherwise provided in this

         Agreement, all Obligations not otherwise due and payable under Sections 2.6(a), 2.6(b) and 2.6(c) above shall be due and payable in full on the Maturity Date."

         (aa) Section 2.7 of the Credit Agreement is hereby amended by adding a new clause (d) thereto to read as follows:

                  "(d) Bid Rate Loans. Bid Rate Loans shall bear interest at the rate per annum agreed to by Company and each Lender making Bid Rate Loans pursuant to Section 2.2(h). Interest on each Bid Rate Loan shall be computed and shall be payable at such times as agreed upon between Company and each Lender making Bid Rate Loans pursuant to Section 2.2(h)."

         (ab) Section 2.10(a) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "2.10 Fees. (a) Subject to Section 9.8 hereof, Company agrees to pay to Administrative Lender, for the account of each Lender, a Commitment Fee on the average daily amount of each Lender's Unused Commitment, from the Closing Date through the Conversion Date, payable quarterly in arrears on each Quarterly Date occurring after the Closing Date, with the last such payment due and owing on the Conversion Date at the following per annum percentage applicable in the following situations:

                                      Applicability                                          Percentage
                                      -------------                                          ----------
Category  1 - There is no Index  Debt  Rating  or the Index  Debt  Rating is the               0.375%
-----------
following: below BBB- by S&P or below Baa3 by Moody's

Category 2 - The Index Debt Rating is the  following:  BBB-,  BBB or                           0.200%
-----------
BBB+ by S&P or Baa3, Baa2 or Baa1 by Moody's

Category 3 - The Index Debt Rating is the following:  A- or better by                          0.150%
-----------
S&P or A3 or better by Moody's

         The Commitment Fee shall be (i) fully earned when due and nonrefundable when paid and (ii) adjusted on each Adjustment Date according to the most recent determination of the Index Debt Rating. For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Commitment Fee shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category."

         (ac) Section 2.12(a) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "(a) Company shall make each payment not later than 1:00 p.m. on the day when due in immediately available funds to Administrative Lender, (i) in respect of the Revolving Loan and the Term Loan, for the Ratable account of Lenders unless otherwise specifically provided herein, and (ii) in respect of the Bid Rate Loans, for the account of each Lender making Bid Rate Loans, at

                              Administrative Lender
                                NationsBank Plaza
                                 901 Main Street
                                   13th Floor
                               Dallas, Texas 75202
                               Attn. Theresa Belk

         for the further credit to the account of Franchise Finance Corporation of America. No later than the end of each day when each payment hereunder is made, Company shall notify Theresa Belk, telephone (214) 508-2158, facsimile (214) 508-2118, or such other Person as Administrative Lender may from time to time specify. Notwithstanding anything in this Section 2.16(a) or any other provision of this Agreement or any other Loan Paper to the contrary, any payment by Company in respect of any Advances after acceleration of the Advances pursuant to Section 7.2 or any monies received by Administrative Lender or any Lender as a result of the exercise of remedies under any Loan Paper after acceleration of Advances pursuant to Section 7.2 shall be distributed pro rata to each Lender based on the percentage that the outstanding Advances owed to such Lender bears to the aggregate Advances owed to all Lenders."

         (ad) Section 2.15 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "2.15. Extension of Conversion Date. During each of 1997 and 1998, Company may notify Administrative Lender in writing by no later than October 1 of each such year of its desire to extend the Conversion Date (and, consequently, the Maturity Date) for an additional 12 months. If such notice is given, Administrative Lender, no later than November 15 of each such year, will notify Company in writing of Lenders' decision whether to extend the Conversion Date (and, consequently, the Maturity Date). Extensions of the Conversion Date (and, consequently, the Maturity Date) shall be at the option and in the sole discretion of Lenders, and the decision to extend the Conversion Date shall require the consent of all Lenders. If either Company or Administrative Lender fail to give notice within the time prescribed above, the Conversion Date (and, consequently, the Maturity
         Date) shall be the then present Conversion Date (and, consequently, the then present Maturity Date), unless otherwise extended by the parties hereto. Any extension of the Conversion Date (and, consequently, the Maturity Date) pursuant to this Section 2.15 shall not (i) require any renewal Note unless otherwise requested by Administrative Lender and
         (ii) be effective until and unless Company shall pay to Administrative Lender, for the account of Lenders in accordance with their

         Specified Percentages, a Revolving Loan Extension Fee based on the amount of the Commitment and the Index Debt Rating in effect on the date of extension of the Conversion Date at the following per annum percentages, applicable in the following situations:

                                      Applicability                                          Percentage
                                      -------------                                          ----------
Category 1 - There is no Index Debt Rating or the Index Debt Rating is the following:          0.250%
----------
below BBB- by S&P or below Baa3 by Moody's

Category 2 - The Index Debt Rating is the following:  BBB- by S&P or Baa3 by Moody's           0.150%
----------

Category 3 - The Index Debt Rating is the following:  BBB by S&P or Baa2 by Moody's            0.125%
----------

Category 4 - The Index Debt Rating is the following:  BBB+ by S&P or Baa1 by Moody's           0.100%
----------

Category 5 - The Index Debt Rating is the following:  A- or better by S&P or A3 or             0.080%
----------
better by Moody's

         For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Revolving Loan Extension Fee shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category."

         (ae) Section 3.3 of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in lieu thereof:

                  "3.3. Conditions Precedent to the Making of the Term Loan. The obligation of each Lender to make the Term Loan shall be subject to the further condition precedent that on the date of the making of the Term Loan (a) the following statements shall be true:

                           (i) The representations  and warranties  contained in
                  Article IV hereof are true and correct on such date, as though made on and as of such date;

                           (ii) No event  has  occurred  and is  continuing,  or
                  would result from the making of Advances under the Term Loan that does or could constitute a Default or Event of Default;

                           (iii) There shall have  occurred no Material  Adverse
                  Change, and the making of the Term Loan and Advances thereunder shall not cause or result in a Material Adverse Change;

                           (iv) Company shall have delivered to each Lender a Note, duly completed and executed, in the form of Exhibit B hereto, evidencing Advances under the Term Loan;

                           (v) Company shall have paid to Administrative Lender,
                  for the account of Lenders in accordance with their Specified Percentages, a Term Loan Conversion Fee based on the amount of the Term Loan at the following per annum percentages, applicable in the following situations:

                                  Applicability                                       Percentage
                                  -------------                                       ----------
Category 1 - There is no Index Debt Rating or the Index Debt Rating is the              1.000%
----------
following:  below BBB- by S&P or below Baa3 by Moody's

Category 2 - The Index Debt Rating is the following:  BBB- by S&P or Baa3 by            0.750%
----------
Moody's

Category 3 - The Index Debt Rating is the following:  BBB by S&P or Baa2 by             0.500%
----------
Moody's

Category 4 - The Index Debt Rating is the following:  BBB+ by S&P or Baa1 by            0.375%
----------
Moody's

Category 5 - The Index Debt Rating is the following:  A- or better by S&P or A3         0.250%
----------
or better by Moody's

         For purposes of the foregoing, if the Index Debt Rating established by S&P or Moody's shall fall within a different category, the Term Loan Conversion Fee shall be determined by reference to whichever Index Debt Rating shall fall within the inferior (or numerically lower) category, and (b) Administrative Lender shall have received, in form and substance acceptable to it, such other approvals, documents, certificates, opinions, and information as it may deem necessary or appropriate."

         (af) The Specified Percentage of each Lender shall be the Specified Percentage set forth opposite each Lender on the signatory pages to this Third Amendment.

         (ag) Each Bid Rate Note shall be in the form of Exhibit J attached to this Third Amendment.

         2. REPRESENTATIONS AND WARRANTIES TRUE; NO EVENT OF DEFAULT. By its execution and delivery hereof, Company represents and warrants that, as of the date hereof and after giving effect to the amendments provided in the foregoing
Section 1:

         (a)  the  representations  and  warranties   contained  in  the  Credit
Agreement are true and correct on and as of the date hereof as if made on and as of such date;

         (b) no event has occurred and is continuing which constitutes a Default or an Event of Default;

         (c) Company has full power and authority to execute, deliver and perform this Third Amendment, the Revolving Loan Notes, the Bid Rate Notes, and the Credit Agreement, as amended by this Third Amendment, the execution, delivery and performance of this Third Amendment, the Revolving Notes, the Bid Rate Notes, and the Credit Agreement, as amended by this Third Amendment, have been duly authorized by all corporate action of Company, and this Third Amendment, the Revolving Notes, the Bid Rate Notes, and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable debtor relief laws and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and except as rights to indemnity may be limited by federal or state securities laws;

         (d) neither the execution, delivery and performance of this Third Amendment, the Revolving Notes, the Bid Rate Notes, or the Credit Agreement, as amended by this Third Amendment, nor the consummation of any transactions herein or therein, will contravene or conflict with any Law to which Company or any of its Subsidiaries is subject or any indenture, agreement or other instrument to which Company or any of its Subsidiaries or any of their respective property is subject; and

         (e) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other Person (not previously obtained), is required for the (i) execution, delivery or performance by Company of this Third Amendment, the Revolving Notes, the Bid Rate Notes, and the Credit Agreement, as amended by this Third Amendment, or (ii) acknowledgement of this Third Amendment by any Guarantor.

         3. CONDITIONS OF EFFECTIVENESS. This Third Amendment shall be effective as of December 27, 1996, subject to the following:

         (a) Administrative Lender shall have received counterparts of this Third Amendment executed by the Lenders;

         (b) Administrative Lender shall have received counterparts of this Third Amendment executed by Company and acknowledged by each Guarantor;

         (c) the representations and warranties set forth in Section 2 of this Third Amendment shall be true and correct;

         (d) Administrative Lender shall have received duly executed Revolving Loan Notes, payable to the order of each Lender in an amount equal to such Lender's Specified Percentage, as established hereby;

         (e) Administrative Lender shall have received duly executed Bid Rate Notes, payable to the order of each Lender in the principal amount not to exceed $100,000,000;

         (f) Administrative Lender shall have received an opinion of counsel of Company and its Subsidiaries, dated the date of this Third Amendment, acceptable to Lenders and otherwise in form and substance satisfactory to Lenders and Special Counsel, with respect to this Third Amendment and otherwise, including, without limitations opinions (i) to the valid legal and binding nature of this Third Amendment, the Revolving Loan Notes, the Bid Rate Notes, and the Credit Agreement as amended hereby, (ii) to the power, authorization and corporate matters of Company and its Subsidiaries taken with respect to this Third Amendment, the Revolving Notes, the Bid Rate Notes, and the Credit Agreement, as amended hereby, (iii) that the execution, delivery and performance by Company and its Subsidiaries of this Third Amendment, the Revolving Notes, the Bid Rate Notes, and the Credit Agreement, as amended hereby, does not violate any terms of the certificate of incorporation, bylaws or agreement of Company or any of its Subsidiaries, and (iv) to such other matters as are reasonably requested by Special Counsel;

         (g) Administrative Lender shall have received certified corporate resolutions of Company and each Guarantor authorizing the execution, delivery and performance of this Third Amendment, the Revolving Loan Notes and the Bid Rate Notes;

         (h) Administrative Lender shall have received an opinion of Special Counsel, dated as of the date of this Third Amendment, acceptable to Lenders, with respect to the enforceability of this Third Amendment, the Revolving Loan Notes and the Credit Agreement, as amended hereby, and the other Loan Papers;

         (i) simultaneously herewith, TCB shall be paid in full all amounts due and owing to it pursuant to the Loan Papers, and TCB shall (i) execute a release of Company with respect to all obligations of Company to TCB under the Loan Papers and (ii) return its Revolving Loan Note to Administrative Lender marked "Paid In Full" or words of similar import;

         (j) Administrative Lender shall have received, for the account of each Lender, a fee equal to 0.15% of each Lender's Specified Percentage of the Commitment, as established hereby;

         (k) simultaneously herewith, Administrative Lender shall have received payment of all fees due and payable thereto pursuant to that certain fee letter from Administrative Lender and its Affiliate to Company, dated November 7, 1996; and

         (l)  Administrative  Lender and Lenders shall have received in form and
substance   satisfactory  to  Administrative  Lender  and  Lenders,  such  other documents, certificates and instruments as Lenders shall require.

         4. FUNDING. Simultaneously with the satisfaction of the Conditions of Effectiveness set forth in Section 3 hereof, each Lender shall be deemed to have purchased or sold, as the case may be, without recourse an amount of each other Lender's Advances under the Revolving Loan such that after giving effect to this Third Amendment, the portion of outstanding Advances under the Revolving Loan owed to each Lender shall be equal to its Specified Percentage, as established hereby, of the outstanding Advances under the Revolving Loan.

         5. PRIOR NOTES. Simultaneously with the satisfaction of the Conditions of Effectiveness set forth in Section 3 hereof, each Lender which was a party to the Credit Agreement prior to this Third Amendment (other than TCB) shall return its prior Revolving Loan Note to Administrative Lender marked "Renewed" or words of similar import.

         6. GUARANTOR'S ACKNOWLEDGEMENT. By signing below, each Guarantor (i) acknowledges, consents and agrees to the execution, delivery and performance by Company of this Third Amendment, (ii) acknowledges and agrees that its obligations in respect of its Guaranty Agreement and Subordination Agreement are not released, diminished, waived, modified, impaired or affected in any manner by this Third Amendment or any of the provisions contemplated herein, (iii)
ratifies and confirms its obligations under its Guaranty Agreement and Subordination Agreement, and (iv) acknowledges and agrees that it has no claim or offsets against, or defenses or counterclaims to, its Guaranty Agreement and Subordination Agreement.

         7.       REFERENCE TO THE CREDIT AGREEMENT.

         (a) Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Third Amendment.

         (b) The Credit Agreement, as amended by this Third Amendment, and all other Loan Papers shall remain in full force and effect and are hereby ratified and confirmed.

         8. COSTS, EXPENSES AND TAXES. Company agrees to pay on demand all costs and expenses of Administrative Lender in connection with the preparation, reproduction, execution and delivery of the Third Amendment and the other instruments and documents to be delivered hereunder (including the reasonable fees and out-of-pocket expenses of Special Counsel).

         9. EXECUTION IN COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

         10. GOVERNING LAW; BINDING EFFECT. This Third Amendment shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to conflict of laws) and the United States of America, and shall be binding upon Company, each Guarantor and each Lender and their respective successors and assigns.

         11. HEADINGS. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

         12. ENTIRE AGREEMENT. THE CREDIT AGREEMENT, AS AMENDED BY THIS THIRD AMENDMENT, AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AS TO THE SUBJECT MATTER THEREIN AND HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

         IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment as of the date first above written.

                                     FRANCHISE FINANCE CORPORATION OF
                                     AMERICA



                                     By:      /s/ John R. Barravecchia
                                              ----------------------------------
                                              John R. Barravecchia
                                              Executive Vice President and Chief
                                              Financial Officer

                                     NATIONSBANK  OF TEXAS,  N.A.,  as
                                     Administrative  Lender  and Lender
Specified Percentage:
         15.250%

                                     By:      /s/  Frank M. Johnson
                                              ----------------------------------
                                              Name:  Frank M. Johnson
                                                     ---------------------------
                                              Title:  Senior Vice President
                                                      --------------------------

                                     AMSOUTH BANK OF ALABAMA
Specified Percentage:
         10.750%

                                     By:      /s/  Steven R. Chester
                                              ----------------------------------
                                              Name:  Steven R. Chester
                                                     ---------------------------
                                              Title:  Real Estate Loan Officer
                                                      --------------------------

                                     BANK OF MONTREAL, CHICAGO BRANCH
Specified Percentage:
         10.750%

                                     By:      /s/  Jeffery G. Hoppen
                                              ----------------------------------
                                              Name:  Jeffery G. Hoppen
                                                     ---------------------------
                                              Title:  Director
                                                      --------------------------

                                     THE LONG-TERM CREDIT BANK OF JAPAN,
                                     LTD.
Specified Percentage:
         10.750%

                                     By:      /s/  Koh Takemoto
                                              ----------------------------------
                                              Name:  Koh Takemoto
                                                     ---------------------------
                                              Title:  Joint General Manager
                                                      --------------------------


                                     By:      /s/  John Korthuis
                                              ----------------------------------
                                              Name:  John Korthuis
                                                     ---------------------------
                                              Title:  Vice President
                                                      --------------------------

                                     DRESDNER BANK AG
Specified Percentage:           NEW YORK AND GRAND CAYMAN BRANCHES
         7.500%

                                    By:       /s/  Thomas J. Nadramia
                                              ----------------------------------
                                             Name:  Thomas J. Nadramia
                                                    ----------------------------
                                             Title:  Vice President
                                                     ---------------------------


                                    By:       /s/  John W. Sweeney
                                              ----------------------------------
                                             Name:  John W. Sweeney
                                                    ----------------------------
                                             Title: Assistant Vice President
                                                    ----------------------------

                                     COOPERATIEVE    CENTRALE    RAIFFEISEN-
                                     BOERENLEENBANK    B.A., "RABOBANK
                                     NEDERLAND", NEW YORK BRANCH
Specified Percentage:
         7.500%

                                     By:      /s/  Robert S. Bucklin
                                              ----------------------------------
                                              Name:  Robert S. Bucklin
                                                     ---------------------------
                                              Title:  Deputy General Manager
                                                      --------------------------


                                     By:      /s/  Ellen M. Tackling
                                              ----------------------------------
                                              Name: Ellen M. Tackling
                                                    ----------------------------
                                              Title:  Vice President
                                                      --------------------------

                                     BANK HAPOALIM, B.M.
Specified Percentage:
         6.500%

                                     By:      /s/  David Cohen
                                              ----------------------------------
                                              Name:  David Cohen
                                                     ---------------------------
                                              Title: First Vice President &
                                                     Manager
                                                     ---------------------------


                                     By:      /s/  Bruce E. Wetter
                                              ----------------------------------
                                              Name:  Bruce E. Wetter
                                                     ---------------------------
                                              Title: Vice President
                                                     ---------------------------

                                     COMMERZBANK AKTIENGESELLSCHAFT,
                                     LOS ANGELES BRANCH
Specified Percentage:
         6.500%

                                     By:      /s/  Christian Jagenberg
                                              ----------------------------------
                                              Christian Jagenberg
                                              Senior Vice President



                                     By:      /s/  Wolter Mehring
                                              ----------------------------------
                                              Wolter Mehring
                                              Vice President

                                     THE INDUSTRIAL BANK OF JAPAN,
                                     LIMITED, LOS ANGELES AGENCY
Specified Percentage:
         6.500%

                                     By:      /s/  Toshinari Iyoda
                                              ----------------------------------
                                              Name:  Toshinari Iyoda
                                                     ---------------------------
                                              Title: SVP & Senior Manager
                                                     ---------------------------

                                     NORWEST BANK ARIZONA, NATIONAL
                                     ASSOCIATION
Specified Percentage:
         6.500%

                                     By:      /s/  J. Daniel McKirgan
                                              ----------------------------------
                                              Name:  J. Daniel McKirgan
                                                     ---------------------------
                                              Title: Vice President
                                                     ---------------------------

                                     SIGNET BANK
Specified Percentage:
         6.500%

                                     By:      /s/ John A. Schissel
                                              ----------------------------------
                                              Name:  John A. Schissel
                                                     ---------------------------
                                              Title: Vice President
                                                     ---------------------------

                                     UNION BANK OF SWITZERLAND (NEW
                                     YORK BRANCH)
Specified Percentage:
         5.000%

                                     By:      /s/  Howard T. Margolis
                                              ----------------------------------
                                              Name:  Howard T. Margolis
                                                     ---------------------------
                                              Title: Assistant Vice President
                                                     ---------------------------


                                     By:      /s/  Albert Rabil, III
                                              ----------------------------------
                                              Name:  Albert Rabil, III
                                                     ---------------------------
                                              Title: Managing Director
                                                     ---------------------------

ACKNOWLEDGED AND AGREED:

FFCA ACQUISITION CORPORATION
FFCA INSTITUTIONAL ADVISORS, INC.
FFCA MORTGAGE CORPORATION



By:       /s/  John R. Barravecchia
          ----------------------------------
         John R. Barravecchia
         Executive Vice President and
         Chief Financial Officer
                                      -32-
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                                    EXHIBIT J
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                                  BID RATE NOTE

$100,000,000                      Dallas, Texas                December 27, 1996


         FOR VALUE RECEIVED, the undersigned, FRANCHISE FINANCE CORPORATION OF AMERICA, a Delaware corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of NationsBank, N.A. ("Lender") the lesser of ONE HUNDRED MILLION AND NO/100 DOLLARS ($100,000,000.00) and the unpaid principal amount of the Bid Rate Loans (as defined in the Credit Agreement hereinafter defined) made by Lender to Borrower, pursuant to the Credit Agreement, payable at such times, and in such amounts, as are agreed to by Lender and Borrower pursuant to Section 2.2(h) of the Credit Agreement. The books and records of Administrative Lender shall be prima facie evidence of all sums due Lender.

         Borrower promises to pay interest on the unpaid principal amount of the Bid Rate Loans from the date made until such principal amount is paid in full, at such interest rates, and payable at such times, as are agreed to by Lender and Borrower pursuant to Section 2.2(h) of the Credit Agreement.

         Both principal and interest are payable in lawful money of the United States of America to Administrative Lender (as defined in the Credit Agreement) (for the account of Lender) at its principal banking house at NationsBank Plaza, 901 Main Street, Dallas, Texas 75202, or such other place as Administrative Lender may direct, in immediately available funds.

         This Bid Rate Note is one of the Bid Rate Notes evidencing Bid Rate Loans referred to in, and is entitled to the benefits of, the Credit Agreement dated as of December 27, 1995 among Borrower, NationsBank of Texas, N.A., as Administrative Lender, Lender and certain other lenders (as from time to time amended, modified or supplemented, the "Credit Agreement"). The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of an Event of Default (as defined in the Credit Agreement) and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

         Borrower and each guarantor, surety and endorser waives demand, presentment, notice of dishonor, protest and diligence in collecting sums due hereunder; agrees to application of any debt of Lender to the payment hereof; agrees that extensions and renewals without limit as to number, acceptance of any number of partial payments, releases of any party liable hereon, and releases or substitutions of collateral, before or after maturity, shall not release or discharge its obligation under this Bid Rate Note; and agrees to pay in addition to all other sums due hereunder reasonable attorney's fees if this Bid Rate Note is placed in the hands of an attorney for collection or if it is collected through bankruptcy or other judicial proceeding. Borrower agrees that during the full term hereof the maximum lawful interest rate for this Bid Rate Note
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determined  under Texas law shall be the indicated  rate ceiling as specified in
Article 5069-1.04 of V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Chapter 15 of the Texas Credit Code does not apply to this Bid Rate Note.

         This Bid Rate Note shall be governed by and construed in accordance with the laws of the State of Texas.

                                     FRANCHISE FINANCE CORPORATION
                                     OF AMERICA, a Delaware corporation



                                     By:      /s/  John R. Barravecchia
                                              ----------------------------------
                                              John R. Barravecchia
                                              Executive Vice President and
                                              Chief Financial Officer
                                      -2-